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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date Of Report (Date Of Earliest Event Reported): October 20, 2004

                        CLEAR CHANNEL COMMUNICATIONS INC
             (Exact Name of Registrant as Specified in its Charter)

                                      Texas
                 (State or Other Jurisdiction of Incorporation)


               001-09645                                74-1787539
       (Commission File Number)             (IRS Employer Identification No.)


                                  200 E. Basse
                              San Antonio, TX 78209
          (Address of Principal Executive Offices, Including Zip Code)

                                  210-822-2828
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17CFR240.13e-4(c))




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                    INFORMATION TO BE INCLUDED IN THIS REPORT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) On October 20, 2004, L. Lowry Mays resigned as the chief executive officer of Clear Channel Communications, Inc., effective immediately. L. Lowry Mays will continue to serve as Clear Channel's Chairman.

         (c) On October 20, 2004, the board of directors of Clear Channel named Mark P. Mays as president and chief executive, effective immediately.

                  Mark P. Mays, age 41, serves as the President and Chief Executive Officer of Clear Channel. Mark Mays served as Clear Channel's interim chief executive officer since May 2004. Prior to May 2004, Mark Mays served as President and Chief Operating Officer of Clear Channel. He has served as a director of Clear Channel since 1998. Mark Mays is the son of L. Lowry Mays, Clear Channel's Chairman, and the brother of Randall T. Mays, Clear Channel's Executive Vice President and Chief Financial Officer.

                  CERTAIN TRANSACTIONS

                  Kathryn Mays Johnson, the sister of Mark P. Mays, earned $65,488 during 2003 for her services to Clear Channel as its Senior Vice President, Corporate Relations.

                  EMPLOYMENT AGREEMENT

                  On October 1, 1999, Clear Channel entered into an employment agreement with Mark P. Mays when he then served as President and Chief Operating Officer. The employment agreement has a term of seven years with automatic daily extensions unless Clear Channel or Mr. Mays elects not to extend the employment agreement. The employment agreement provides for a minimum initial base salary, subject to review and annual increase by the Compensation Committee. In addition, the employment agreement provides for an annual bonus pursuant to Clear Channel's Annual Incentive Plan or as the Executive Performance Subcommittee determines. The employment agreement initially provided for a base salaries of $350,000 and for a minimum option grant to acquire 50,000 shares of Clear Channel common stock; provided, however, that the annual option grant will not be smaller than the option grant in the preceding year unless waived by Mr. Mays.

                  The employment agreement provides for severance and change-in-control payments in the event that Clear Channel terminates Mr. Mays' employment "without cause" or if Mr. Mays terminates for "good reason." "Cause" is narrowly defined, and any determination of cause is subject to a supermajority vote of Clear Channel's board of directors. "Good reason" includes defined change-in-control transactions involving Clear Channel, Clear Channel's election not to automatically extend the term of the employment agreement, a diminution in Mr. Mays' pay, duties or title or, if neither L. Lowry Mays, Mark
P. Mays nor Randall T. Mays is the Chairman and Chief Executive Officer of Clear Channel. If Mark P. Mays is terminated by Clear Channel "without cause" or Mr. Mays resigns for "good reason" then Mr. Mays will receive a lump-sum cash payment equal to the base salary and bonus that otherwise would have been paid for the remainder of the term of the employment agreement (using the highest bonus paid to Mr. Mays in the three years preceding the termination but not less than $1,000,000), continuation of benefits, an option to acquire 1,000,000 shares of Clear Channel common stock at fair market value as of the date of termination that is fully vested and exercisable for a period of ten years, and immediate vesting on the date of termination of all stock options held by Mr. Mays on the date of termination. Certain tax gross up payments would also be due on such amounts. However, if Mr. Mays terminates his employment agreement "for good reason" because neither L. Lowry Mays, Mark P. Mays nor Randall T. Mays is the Chairman and Chief Executive Officer of Clear Channel, then the lump-sum payment and option grants described above essentially double. In the event Mark
P. Mays' employment is terminated "without cause" or for "good reason," the employment agreement also restricts Mr. Mays' business activities that compete with the business of Clear Channel for a period of two years following such termination.



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                  Mr. Mays' employment agreement remains in full force and
effect. No decision has been made with respect to an amendment, if any, to Mr. Mays' employment agreement.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  99.1 Press release of Clear Channel Communications, Inc. dated October 20, 2004.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CLEAR CHANNEL COMMUNICATIONS, INC.

Date: October 26, 2004                  By: /s/ HERBERT W. HILL, JR.
                                            ------------------------------------
                                            Herbert W. Hill, Jr.
                                            Sr. Vice President/
                                            Chief Accounting Officer


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                                INDEX TO EXHIBITS

99.1     Press release of Clear Channel Communications, Inc. dated October 20,
         2004.